Exhibit 23.1

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-02736 and 333-40293) of Southern Copper Corporation of our report dated March 13, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Form 10-K.

PricewaterhouseCoopers

Mexico, D.F.

March 13, 2006